                                                                EXHIBIT 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 25, 1996 included in the JMAR Industries, Inc. Form 10-K for the year ended December 31, 1995, and our report dated May 23, 1996 included in the JMAR Industries, Inc. Form 8-K/A dated August 2, 1996, and to all references to our firm included in this registration statement.






                                      ARTHUR ANDERSEN LLP



San Diego, California
August 22, 1996